UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2007

Dresser-Rand Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 W. Sam Houston Parkway N., Houston, Texas		77043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-467-2221

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2007, the Board of Directors (the "Board") of Dresser-Rand Group Inc. (the "Company") approved certain changes to the Company’s Amended and Restated By-Laws (the "By-Laws"). A summary of the principal changes to the By-Laws approved by the Board is set forth below.
Article II – Meetings of Stockholders
Section 2.08 (Consent of Stockholders in Lieu of Meeting) of the By-Laws has been amended to provide that, consistent with the Restated Certificate of Incorporation of the Company, the stockholders of the Company may not take action by written consent except as otherwise provided in the Restated Certificate of Incorporation.
Article III – Board of Directors
Section 3.04 (Removal) has been amended to remove the reference to removal of directors by written consent of the stockholders.
Section 3.08 (Committees) has been amended to clarify, consistent with Delaware law, that a committee of the Board shall not have the power to approve, adopt or recommend to stockholders any matter expressly required by law to be submitted to the stockholders for approval, other than the election or removal of directors. This Section previously did not contain the exception regarding the election or removal of directors.
Section 3.13 (Emergency By-Laws) has been added to the By-Laws and contains procedures for director meetings and related notice and quorum requirements in the event of an emergency, disaster or catastrophe as a result of which the Board or a standing committee thereof cannot readily be convened for action.
Article IV - Officers
Section 4.09 (Additional Matters) has been added to the By-Laws to provide that the President has the authority to designate employees of the Company with the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary, but such persons shall not be deemed officers of the Company unless elected by the Board.
Article V – Stock
Article V of the By-Laws has been amended to permit the issuance and transfer of uncertificated shares of the Company's stock. These amendments were adopted to ensure the Company's eligibility to participate in the Direct Registration System administered by the Depository Trust Company, as required by the listing requirements of the New York Stock Exchange effective January 1, 2008. Prior to the amendment the By-Laws made no reference to uncertificated shares. Section 5.08 (Regulations) has been added to the By-Laws, which provides that the Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the Company’s stock.
Section 5.06 (Fixing Date for Determination of Stockholders of Record) has been amended to remove all previous references to stockholder action by written consent and to more closely track the provisions of Section 213 (Fixing date for determination of stockholders of record) of the Delaware General Corporation Law.
The foregoing summary of the amendments is qualified in its entirety by reference to the complete text of the Company’s By-Laws, as amended and restated effective November 14, 2007, filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this current report:

Exhibit No. Document
3.1 Dresser-Rand Group Inc. Amended and Restated By-Laws.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.

November 16, 2007	By:	Mark F. Mai

Name: Mark F. Mai
Title: V.P. General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By Laws